Exhibit 99.1

CGB Holdings, Inc. and Subsidiaries

Consolidated Financial Report (unaudited)

March 31, 2012

Contents

Page

Financial Statements

Consolidated balance sheets	2

Consolidated statements of operations	3

Consolidated statements of changes in stockholders’ equity	4

Consolidated statements of cash flows	5-6

Notes to consolidated financial statements	7-31

CGB Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

March 31, 2012 and December 31, 2011

(dollars and shares in thousands)

	March 31,
	2012	December 31,
	(unaudited)	2011
Assets

Cash and Due From Banks	$6,328	$6,779
Interest-Earning Deposits in Other Financial Institutions	40,552	38,756
Total cash and cash equivalents	46,880	45,535

Interest-Earning Deposits in Other Financial Institutions	3,103	3,952
Investment Securities Available for Sale	1,783	9,460
Loans Held for Investment	167,202	168,736
Allowance for loan losses	(1,912)	(2,355)
Loans, net	165,290	166,381
Premises and Equipment, net	4,096	4,201
Federal Home Loan Bank and Other Bank Stock, at cost	1,894	1,986
Core Deposit Intangible	1,785	1,863
Other Real Estate Owned	3,581	3,581
Accrued Interest Receivable and Other Assets	2,162	2,425
Total assets	$230,574	$239,384

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand, noninterest-bearing	$72,871	$70,188
Savings, NOW and money market	67,805	73,158
Time deposits under $100,000	31,094	31,857
Time deposits $100,000 or more	20,961	25,949
Total deposits	192,731	201,152

Accrued interest payable and other liabilities	3,696	3,044
Total liabilities	196,427	204,196

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, no par, 100 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value; 750 shares authorized; 358 shares issued and outstanding at March 31, 2012 and December 31, 2011	—	—
Additional paid-in capital	36,037	36,006
Accumulated deficit	(4,538)	(3,992)
Noncontrolling interest	2,627	2,691
Accumulated other comprehensive income	21	483
Total stockholders’ equity	34,147	35,188
Total liabilities and stockholders’ equity	$230,574	$239,384

The accompanying notes are an integral part of these financial statements.

CGB Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

Three Months Ended March 31, 2012 and 2011

(dollars in thousands, except per share amounts)

	2012	2011
	(unaudited)
Interest income:
Loans	$2,506	$3,203
Investment securities	69	86
Other	32	80
Total interest income	2,607	3,369

Interest expense:
Deposits	124	262
Total interest expense	124	262
Net interest income	2,483	3,107

Provision for (reduction of) allowance for loan losses	(415)	604
Net interest income after provision for (reduction of) allowance for loan losses	2,898	2,503

Noninterest income:
Gain on sale of securities	527	—
Service charges and other	389	761
Total noninterest income	916	761

Noninterest expense:
Salaries and employee benefits	2,287	1,867
Occupancy and equipment expenses	298	416
Other expenses	1,821	1,473
Total noninterest expense	4,406	3,756
Loss before income taxes	(592)	(492)

Provision for income tax expense	—	—
Net (loss)	(592)	(492)

Less: consolidated net (loss) attributable to noncontrolling interest in subsidiary	(46)	(47)
Consolidated net (loss) attributable to controlling interest	$(546)	$(445)

Basic and diluted loss per share	$(1.49)	$(1.14)

The accompanying notes are an integral part of these financial statements.

CGB Holdings, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

Three Months Ended March 31, 2012 (unaudited)

(dollars and shares in thousands)

						Accumulated
						Accumulated
	Comprehensive			Additional		Other	Non-
	Income	Common Stock		Paid-In	Accumulated	Comprehensive	controlling
	(Loss)	Shares	Amount	Capital	Deficit	Income	Interest	Total

Balance, December 31, 2011		358	$—	$36,006	$(3,992)	$483	$2,691	$35,188

Stock-based compensation		—	—	31	—	—	3	34
Comprehensive (loss):
Unrealized gain on investment securities, net of taxes of $0	$(462)	—	—	—	—	(462)	(21)	(483)
Net (loss)	(592)	—	—	—	(546)	—	(46)	(592)
Comprehensive loss	$(1,054)
Balance, March 31, 2012		358	—	36,037	(4,538)	21	2,627	34,147

The accompanying notes are an integral part of these financial statements.

CGB Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Three Months Ended March 31, 2012 and 2011 (unaudited)

(dollars in thousands)

	2012	2011
Cash Flows From Operating Activities
Net (loss)	$(592)	$(492)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Gain on sale of available for sale securities	(527)	—
Depreciation	105	139
Net amortization (accretion) of investment securities premiums and discounts	261	(32)
Amortization of core deposit intangible	78	83
Provision for (reduction of) allowance for loan losses	(415)	604
Share-based compensation expense	34	20
Net (increase) decrease in deferred fees and costs	(9)	23
Gain on sale of other real estate owned	—	(158)
Net decrease (increase) in accrued interest receivable and other assets	261	(732)
Net increase in accrued interest payable and other liabilities	633	2,397
Net cash provided by (used in) operating activities	(171)	1,852

Cash Flows From Investing Activities
Proceeds from maturities and principal paydowns on securities	7,481	3,240
Net decrease in interest-earning deposits in other financial institutions	849	6,040
Net decrease in loans	1,515	23,083
Proceeds from redemption of Federal Home Loan Bank stock	92	91
Proceeds from sale of other real estate owned	—	1,605
Net cash provided by investing activities	9,937	34,059

Cash Flows From Financing Activities
Net (decrease) in deposits	(8,421)	(21,030)
Payments on borrowings	—	(12,000)
Transfer of net assets to affiliate, cash paid	—	(3,615)
Net cash (used in) financing activities	(8,421)	(36,645)
Increase (decrease) in cash and cash equivalents	1,345	(734)

Cash and Cash Equivalents
Beginning of period	45,535	74,178
End of period	$46,880	$73,444

(Continued)

CGB Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Three Months Ended March 31, 2012 and 2011 (unaudited)

(dollars in thousands)

	2012	2011
Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$136	$244

Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.   Nature of Business and Summary of Significant Accounting Policies

Nature of business: CGB Holdings, Inc. (the Company), through its majority-owned subsidiary, Professional Business Bank (the Bank), provides a full range of banking services to its commercial and consumer customers. The Bank is headquartered in Pasadena, California, in the San Gabriel Valley of Los Angeles County, California. The Bank currently operates from four full-service locations, with the main office and branch office in Pasadena and one branch office each in Montebello and Glendale. All branches are located in the San Gabriel Valley of Los Angeles County. The Bank’s primary source of revenue is providing loans to customers, who are predominately small- and medium-sized businesses and individuals.

On December 31, 2010, California General Bank acquired 100 percent of the outstanding common stock of Professional Business Bank and immediately changed the name of the merged bank to Professional Business Bank. During 2010 California General Bank converted from a national to a state-chartered bank in anticipation of the merger. In connection with the merger, the Company also formed CGB Asset Management, Inc., a wholly owned subsidiary, in order to hold certain troubled assets acquired in the merger.

On May 31, 2012, the Company completed its merger with a public company, Manhattan Bancorp.  Immediately prior to the merger with Manhattan Bancorp, the Company merged into its subsidiary, Professional Business Bank, in a common control transaction accounted for using the historical balances of the Company and the Bank.

The Bank then merged into Bank of Manhattan with Bank of Manhattan as the surviving institution. Total assets of the merged entities approximate $470 million based upon the fair value of the transaction in the preliminary purchase price allocation as of May 31, 2012.  Application of the accounting standards to this reverse merger results in Professional Business Bank being identified as the accounting acquirer in this transaction, and Manhattan Bancorp is the legal acquirer. Therefore, the net assets and liabilities of Professional Business Bank were carried forward in the merger at the historical cost basis.

A summary of the Company’s significant accounting policies is as follows:

Basis of presentation: The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and conform to general practices within the banking industry   In the opinion of Management, all adjustments considered necessary for a fair presentation of results for the interim periods presented have been included. These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes contained therein (and which are included in the Form 8-K in which these unaudited condensed consolidated financial statements are included).  Operating results for the three months ended March 31, 2012 are not necessarily indicative of the results that may be expected for the year ended December 31, 2012.

Principles of consolidation: The unaudited condensed consolidated financial statements include the accounts of the Company, its majority-owned subsidiary, Professional Business Bank (the Bank), and its wholly owned subsidiary, CGB Asset Management, Inc. (collectively referred to as the Company). CGB Asset Management, Inc. was sold on March 31, 2011 to a related party. Noncontrolling interest amounts relating to the Company’s majority-owned subsidiary are included within net income attributable to the noncontrolling interest caption in its consolidated statement of operations and within the noncontrolling interest caption in its consolidated balance sheet. All intercompany balances and transactions have been eliminated in consolidation.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)

Reclassifications: Certain amounts in prior presentations have been reclassified to conform to the current presentation. These reclassifications had no effect on previously reported shareholders’ equity, net loss or loss per share amounts.

Use of estimates: In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates susceptible to significant change in the near term include the allowance for loan losses, deferred tax assets and the fair value of assets and liabilities.

Business combinations: The Company applies the acquisition method of accounting for business combinations. Under the acquisition method, the acquiring entity in a business combination recognizes 100 percent of the assets acquired and liabilities assumed at their acquisition date fair values. Management utilizes valuation techniques appropriate for the asset or liability being measured in determining these fair values. Any excess of the purchase price over amounts allocated to assets acquired, including identifiable intangible assets, and liabilities assumed is recorded as goodwill. When amounts allocated to assets acquired and liabilities assumed are greater than the purchase price, a bargain purchase gain is recognized. Acquisition-related costs are expensed as incurred.

Investment securities: Investment securities are classified as available-for-sale and recorded at fair value. Unrealized gains or losses on available-for-sale securities are excluded from net income and reported as a separate component of other comprehensive income included in stockholders’ equity. Premiums or discounts on available-for-sale securities are amortized or accreted into income using the interest method. Realized gains or losses on sales of available-for-sale securities are recorded using the specific identification method.

Management evaluates securities for other-than-temporary impairment (OTTI) at least on a quarterly basis and more frequently when economic or market conditions warrant such evaluation. Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. In estimating other-than-temporary impairment losses, management considers the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. If it is probable that the issuer of the security will be unable to pay all amounts due according to the contractual terms of the debt security, then OTTI will be recognized and the security will be written down to fair value.

If the Company intends to sell an impaired security, the Company records an other-than-temporary loss in an amount equal to the entire difference between fair value and amortized cost. If a security is determined to be other-than-temporarily impaired, but the Company does not intend to sell the security, only the credit portion of the estimated loss is recognized in earnings, with the other portion of the loss recognized in other comprehensive income.

Acquired loans: Acquired loans from the business combination include both nonperforming loans with evidence of credit deterioration since their origination date and performing loans with no such credit deterioration. The Company is accounting for a significant majority of the loans, including loans with evidence of credit deterioration acquired in the transaction in accordance with Accounting Standards Codification (ASC) 310-30, Accounting for Loans or Certain Securities Acquired in a Transfer, formerly known as Statement of Position (SOP) 03-3.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.   Nature of Business and Summary of Significant Accounting Policies (Continued)

At the date of acquisition, the Company recorded the loans at their fair value. In accordance with ASC 310-30, the Company has pooled performing loans at the date of purchase. The loans were aggregated into pools based on common risk characteristics.

The difference between the undiscounted cash flows expected to be collected at acquisition and the investment in the loan, or the “accretable yield,” is recognized as interest income on a level-yield method over the life of the loan. Contractually required payments for interest and principal that exceed the undiscounted cash flows expected at acquisition, or the “nonaccretable difference,” are not recognized as a yield adjustment, loss accrual or valuation allowance. Increases in expected cash flows subsequent to the initial investment are recognized prospectively through adjustment of the yield on the loan over its remaining life. Decreases in expected cash flows are recognized as impairment. If the Company does not have the information necessary to reasonably estimate cash flows to be expected, it may use the cost recovery method or cash basis method of income recognition. Valuation allowances on these impaired loans reflect only losses incurred after the acquisition (meaning the present value of all cash flows expected at acquisition that ultimately are not to be received).

Originated loans: Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs, net of deferred loan fees or costs, unearned discounts, fair value valuation allowances and net of allowance for loan losses or specific valuation accounts. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Interest on loans is accrued daily and recognized over the terms of the loans and is calculated using the simple-interest method based on principal amounts outstanding.

Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Generally, the accrual of interest on loans is discontinued when principal or interest is past due 90 days based on the contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collectability. When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan’s principal balance is deemed collectable. Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal for a period of at least six months and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

The Company’s loan portfolio consists primarily of the following loan types:

•      Construction loans: Construction loans consist of vacant land and property that is in the process of improvement. Repayment of these loans can be dependent on the sale of the property to third parties or the successful completion of the improvements by the builder for the end user. In the event a loan is made on property that is not yet improved for the planned development, there is the risk that approvals will not be granted or will be delayed. Construction loans also run the risk that improvements will not be completed on time or in accordance with specifications and projected costs. Construction real estate loans generally have terms of one year to 18 months during the construction period and interest rates based on a designated index.

•      Commercial real estate loans: Commercial real estate loans are primarily secured by apartment buildings, office and industrial buildings, warehouses, small retail shopping centers and various special purpose properties, including hotels, restaurants and nursing homes. Although terms vary, commercial real estate loans generally have amortizations of 15 to 25 years, as well as balloon payments of two to five years, and terms which provide that the interest rates thereon may be adjusted annually at the Company’s discretion, based on a designated index.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.   Nature of Business and Summary of Significant Accounting Policies (Continued)

•      Residential multifamily real estate: Residential multifamily loans generally involve a greater degree of credit risk than residential real estate loans due to the reliance on the successful operation of the project. This loan type is sensitive to adverse economic conditions.

•      Commercial and industrial loans: Commercial and industrial loans are loans for commercial, corporate and business purposes, including issuing letters of credit. The Company’s commercial business loan portfolio is comprised of loans for a variety of purposes and generally is secured by equipment, machinery and other business assets. Commercial business loans generally have terms of five years or less and interest rates that float in accordance with a designated published index. Substantially all of such loans are secured and backed by the personal guarantees of the owners of the business.

•      Residential 1-4 family real estate loans: Residential real estate loans are generally smaller in size and are homogenous because they exhibit similar characteristics.

•      Consumer: Consumer loans generally have higher interest rates than mortgage loans. The risk involved in consumer loans is the type and nature of the collateral and, in certain cases, the absence of collateral. Consumer loans include second mortgage and home equity loans, education loans, vehicle loans and other secured and unsecured loans that have been made for a variety of consumer purposes.

Allowance for loan losses: The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectability of existing loans, prior loss experience and peer bank loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower’s ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses and may require the Company to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

When establishing the allowance for loan losses, management categorizes loans into risk categories generally based on the nature of the collateral and the basis of repayment. These risk categories are pass, special mention, substandard, doubtful and loss. The relevant risk characteristics of these risk categories are more fully described in Note 3.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.   Nature of Business and Summary of Significant Accounting Policies (Continued)

The allowance consists of two primary components, specific reserves related to impaired loans and general reserves for inherent losses related to loans that are not impaired. For such loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan are lower than the carrying value of that loan. The general component of the allowance covers non-impaired loans and is based on historical and peer banks’ loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company and peer banks over the most recent three years. This actual loss experience is supplemented with other economic and qualitative factors based on the risks present for each portfolio segment. These economic and qualitative factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures and practices; experience, ability and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.

A loan is impaired when it is probable, based on current information and events, the Company will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured on an individual basis for commercial and construction loans based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Commercial and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, may collectively be evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

All loans on nonaccrual status are considered to be impaired; however, not all impaired loans are on nonaccrual status. Impaired loans on accrual status are loans that continue to pay as agreed. Factors that contribute to a performing loan being classified as impaired include payment status, collateral value, probability of collecting scheduled payments, delinquent taxes and debts to other lenders that cannot be serviced out of existing cash flow.

A troubled debt restructuring is a loan which the Company, for reasons related to a borrower’s financial difficulties, grants a concession to a borrower that the Company would not otherwise consider. The loan terms which have been modified or restructured due to a borrower’s financial difficulty include, but are not limited to, a reduction in the stated interest rate, an extension of the maturity at an interest rate below market, a reduction in the face amount of the debt, and a reduction in the accrued interest or extension, deferral, renewal or rewrite. Under ASC 310, Receivables, troubled debt restructurings are considered

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.   Nature of Business and Summary of Significant Accounting Policies (Continued)

impaired loans and are evaluated for the amount of impairment, with the appropriate allowance for loan loss adjustment.

Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt is considered to be a collateral dependent loan, the loan is reported at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Bank determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The restructured loans may be classified “special mention” or “substandard” depending on the severity of the modification. Loans that were paid current at the time of modification may be upgraded in their classification after a sustained period of repayment performance, usually six months or longer.

Loans that are past due at the time of modification are classified “substandard” on nonaccrual status. Those loans may be upgraded in their classification and placed on accrual status once there is a sustained period of repayment performance (usually six months or longer) and there is a reasonable assurance that the repayment will continue. Generally, until a loan that is a troubled debt restructure (TDR) is paid in full or otherwise settled, sold, or charged off, the loan must be reported as a TDR.

Core deposit intangible: The Company has a premium on acquired deposits which represents the intangible value of deposit relationships resulting from deposit liabilities assumed in business combinations accounted for using the acquisition method of accounting.  Core deposit intangible assets are amortized over seven years. The Company evaluates the remaining useful lives of its core deposit intangible assets each reporting period to determine whether events and circumstances warrant a revision to the remaining period of amortization. If the estimate of an intangible asset’s remaining useful life is changed, the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life. The balance of the core deposit intangible, net of accumulated amortization, at March 31, 2012 and December 31, 2011 is $1.8 million and $1.9 million, respectively.  Amortization expense for the three months ended March 31, 2012 and 2011 totaled $78 thousand and $83 thousand, respectively.  Amortization of the core deposit intangible, totaling approximately $300 thousand per year, is expected to continue until the asset is fully amortized in 2017.

Earnings per share: Basic earnings per share (EPS) excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. At March 31, 2012 and December 31, 2011, there were no awards outstanding which were considered common stock equivalents for diluted EPS purposes as they would be anti-dilutive as a result of operating losses incurred.  See Note 7 for information about share-based awards.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.   Nature of Business and Summary of Significant Accounting Policies (Continued)

	(Loss) per Share
	Three Months Ended March 31,
	2012	2011
	(unaudited)
Net (loss) (dollars in thousands) attributable to controlling interest	$(546)	$(445)

Basic and diluted weighted-average shares outstanding (in thousands)	366	392

(Loss) per share	$(1.49)	$(1.14)

Fair value measurement: Applicable accounting guidance establishes a fair value hierarchy based on the valuation inputs used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset.

Fair value is defined in the accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Accounting standards also establish a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes the following three levels of inputs that may be used to measure fair value:

•      Level 1: Quoted prices (unadjusted) or identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

•      Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•      Level 3: Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

See Note 8 for additional information.

Subsequent events: The Company has evaluated subsequent events for potential recognition and disclosure through August 6, 2012, the date on which the consolidated financial statements were available to be issued.

Recent accounting pronouncements: In April 2011, the FASB issued amended accounting and disclosure guidance relating to a creditor’s determination of whether a restructuring is a troubled debt restructuring. The amendments clarify the guidance on a creditor’s valuation of whether it has granted a concession and whether a debtor is experiencing financial difficulties. This guidance is effective for annual periods ending on or after December 15, 2012, including interim periods within those annual periods. The adoption of this guidance is not expected to have a material impact on the Bank’s financial position, results of operations or cash flows.

In May 2011, the FASB issued updated accounting guidance related to fair value measurements and disclosures that result in common fair value measurements and disclosures between US GAAP and International Financial Reporting Standards (IFRS). This guidance includes amendments that clarify the application of existing fair value measurement requirements, in addition to other amendments that change

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.   Nature of Business and Summary of Significant Accounting Policies (Continued)

principles or requirements for measuring fair value and for disclosing information about fair value measurements. This guidance is effective for annual periods beginning after December 15, 2011. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial statements.

In June 2011, the FASB issued new accounting guidance related to the presentation of comprehensive income that eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments require that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. This guidance is effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. The Company is currently evaluating which presentation option it will utilize for comprehensive income in its consolidated financial statements. The adoption of this guidance will not impact the Company’s financial position, results of operations or cash flows and will only impact the presentation of other comprehensive income in the consolidated financial statements.

In September 2011, the FASB issued guidance that gives both public and nonpublic companies the option to qualitatively determine whether they can bypass the two-step goodwill impairment test described in the accounting standards.  If a company chooses to perform a qualitative assessment and determines that it is more likely than not (a more than fifty percent likelihood) that the fair value of the reporting unit is less than its carrying value, it would then perform step 1 of the annual goodwill impairment test and, if necessary, step 2.  If the results of the qualitative assessment indicate that it is not “more likely than not” that the fair value is less than the carrying value, no further evaluation is necessary. The amended guidance is effective for interim and annual periods beginning after December 31, 2011.  This guidance did not have an impact on the Company’s consolidated financial statements.

In December of 2011, the FASB issued guidance that requires that entities disclose both gross information and net information about instruments and transactions subject to an agreement similar to a master netting arrangement. This scope would include derivatives, sale and repurchase agreements and reverse sale and repurchase agreements, and securities borrowing and securities lending arrangements. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements prepared under IFRS. This guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Retrospective application is required for all comparative periods and is not expected to have a significant impact on the Company’s financial position.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Investment Securities

The amortized cost and estimated fair value of available-for-sale securities are summarized as follows (dollars in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized
March 31, 2012 (unaudited)	Cost	Gains	Losses	Fair Value

Mortgage-backed securities, residential	$1,737	$46	$—	$1,783

		Gross	Gross
	Amortized	Unrealized	Unrealized
December 31, 2011	Cost	Gains	Losses	Fair Value

U.S. government agency securities	$1,517	$1	$—	$1,518
Municipal securities	5,492	467	—	5,959
Mortgage-backed securities, residential	1,941	42	—	1,983
	$8,950	$510	$—	$9,460

There were no investment securities with continuous unrealized losses greater than 12 months at March 31, 2012 and December 31, 2011.  For the three months ended March 31, 2012 and 2011, gross realized gains on dispositions of securities totaled $527 thousand and $0, respectively.  There were no gross realized losses on disposition of securities for the three months ended March 31, 2012 and 2011.

Mortgage-backed securities have contractual maturities through 2033; however, the expected maturity will differ from the contractual maturities because borrowers or issuers may have the right to prepay such obligations without penalties.

The Company pledges securities for various purposes, and securities totaling $172 thousand and $7.2 million are pledged as of March 31, 2012 and December 31, 2011, respectively.

Note 3. Loans and Allowances for Loan Losses

The Company’s loan portfolio consists primarily of loans to borrowers within Southern California. Although the Company seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate-associated businesses are among the principal industries in the Company’s market area, and as a result, the Company’s loan and collateral portfolios are, to some degree, concentrated in those industries. The Company’s loan policy requires that sufficient collateral, which consists primarily of real estate, be obtained as necessary to meet the Company’s relative risk criteria for each borrower.

Commercial and residential multifamily real estate loans represent 67 percent of total loans as of March 31, 2012 and December 31, 2011. A substantial decline in the performance of the economy in general or a continued decline in real estate values in the Company’s primary market area in particular could have an adverse impact on collectability, increase the level of real estate-related nonperforming loans, or have

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Loans and Allowances for Loan Losses (Continued)

other adverse effects, which alone or in the aggregate could have a material adverse effect on the financial condition of the Company.

The composition of the Company’s loans is as follows (dollars in thousands):

	March 31,
	2012	December 31,
	(unaudited)	2011
Loans:
Construction	$36	$35
Commercial real estate	97,751	98,934
Residential multifamily real estate	14,587	14,644
Commercial and industrial	46,351	46,474
Residential 1-4 family real estate	6,108	6,263
Consumer	2,387	2,394
Total loans	167,220	168,744

Deferred loan fees	(18)	(8)
Allowance for loan losses	(1,912)	(2,355)
Net loans	$165,290	$166,381

	March 31,
	2012	December 31,
	(unaudited)	2011

Acquired performing loans	$113,713	$122,035
Acquired nonperforming loans	1,672	1,398
Originated loans	51,835	45,311
Total loans	$167,220	$168,744

The total contractual outstanding amount for loans under ASC 310-30 are $101.6 million and $106.9 million for March 31, 2012 and December 31, 2011, respectively.

The excess of cash flows expected to be collected over the initial fair value of acquired loans is referred to as accretable yield and is accreted into interest income over the estimated life of the acquired loans using the effective yield method. The accretable yield will change due to:

•      Estimate of the remaining life of acquired loans which may change the amount of future interest income

•      Estimate of the amount of contractually required principal and interest payments over the estimated life that will not be collected (the nonaccretable difference)

•      Indices for acquired loans with variable rates of interest

•      Improvement in the amount of expected cash flows

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.   Loans and Allowances for Loan Losses (Continued)

The following table reflects changes in accretable yield of acquired loans accounted for under ASC 310-30 (dollars in thousands):

	Three Months Ended March 31,
	2012	2011
	(unaudited)

Balance at the beginning of the period	$28,161	$27,287
Other additions (reductions)	(1,028)	—
Interest income recognized in earnings(1)	(1,648)	(2,615)
Reclassification of nonaccretable to accretable	2,613	3,213
Amounts transferred to accretable due to loan payoffs	—	54
Balance at the end of the period	$28,098	$27,939

(1)	Includes accretion related to early loan pay-offs.

The following table reflects changes in nonaccretable yield of acquired loans accounted for under ASC 310-30 (dollar in thousands):

	Three Months Ended March 31,
	2012	2011
	(unaudited)

Balance at the beginning of the period	$6,050	$19,200
Transfer of loans	—	(3,216)
Reclassification of nonaccretable to accretable due to improvement in expected cash flows	(2,613)	(3,213)
Amounts not recognized due to charge-offs on transfers to other real estate	—	(55)
Amounts transferred to accretable due to loan pay-offs	—	(54)
Balance at the end of the period	$3,437	$12,662

The historical performance of the acquired loan portfolio indicates that the credit quality is performing better than originally estimated. Acquired loans with no evidence of credit deterioration also performed better than originally estimated. The better-than-expected performance of acquired loans resulted in a decrease to the nonaccretable difference which will result in increased interest income recognition over the remaining life of the loans.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.   Loans and Allowances for Loan Losses (Continued)

The following table reflects changes in the allowance for loan losses for acquired loans for the three months ended March 31 (dollars in thousands):

(unaudited)
Allowance for loan losses on acquired loans at December 31, 2011	$310
Reduction to provision based on improvement in expected cash flows	(7)
Allowance for loan losses on acquired loans at March 31, 2012	$303

Allowance for loan losses on acquired loans at December 31, 2010	$—
Provision for loan losses on acquired loans	232
Allowance for loan losses on acquired loans at March 31, 2011	$232

The allowance on acquired loans relates specifically to four impaired loans totaling $2.3 million which were not accounted for on a pooled basis and are maintained on a nonaccrual basis.

Allowance for loan losses: A summary of the changes in the allowance for loan losses during the three months ended March 31 follows (dollars in thousands):

	March 31,
	2012	2011
	(unaudited)

Allowance at the beginning of the period	$2,355	$1,178
Provision for (reduction of) in allowance for loan losses	(415)	604
Recoveries on loans charged off	—	—
	1,940	1,782
Less loans charged off	28	376
Allowance at the end of the period	$1,912	$1,406

The following tables provide additional details about the allowance for loan losses and the activity therein, by portfolio segment, as of for the periods indicated in the tables (dollars in thousands):

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.   Loans and Allowances for Loan Losses (Continued)

				Residential	Residential
		Commercial	Construction	1-4 Family	Multifamily
March 31, 2012 (unaudited)	Commercial	Real Estate	Real Estate	Real Estate	Real Estate	Consumer	Total
Allowance for loan losses:
Beginning balance	$1,813	$355	$—	$75	$46	$66	$2,355
Charge-offs	—	—	—	—	—	(28)	(28)
Recoveries	—	—	—	—	—	—	—
Provision for (Reduction of)	(339)	3	1	(46)	(3)	(31)	(415)
Ending balance	$1,474	$358	$1	$29	$43	$7	$1,912

Allowance allocated to:
Individually evaluated for impairment	$641	$38	$—	$—	$—	$0	$679
Collectively evaluated for impairment	532	318	1	29	43	7	930
Loans under ASC 310-30	301	2	—	—	—	—	303
Ending balance	$1,474	$358	$1	$29	$43	$7	$1,912

Loans:
Individually evaluated for impairment	$2,071	$293	$—	$212	$—	$19	$2,595
Collectively evaluated for impairment	30,507	28,692	36	5,446	5,247	2,165	72,092
Loans under ASC 310-30	13,773	68,942	—	450	9,166	202	92,532
Ending balance	$46,351	$97,927	$36	$6,108	$14,413	$2,386	$167,220

				Residential	Residential
		Commercial	Construction	1-4 Family	Multifamily
December 31, 2011	Commercial	Real Estate	Real Estate	Real Estate	Real Estate	Consumer	Total
Allowance for loan losses:
Beginning balance	$748	$288	$—	$88	$54	$—	$1,178
Charge-offs	(1,129)	(254)	—	(59)	—	(98)	(1,540)
Recoveries	—	—	—	—	—	—	—
Provision	2,194	321	—	46	(8)	164	2,717
Ending balance	$1,813	$355	$—	$75	$46	$66	$2,355

Allowance allocated to:
Individually evaluated for impairment	$627	$—	$—	$—	$—	$—	$627
Collectively evaluated for impairment	876	355	—	75	46	66	1,418
Loans under ASC 310-30	310	—	—	—	—	—	310
Ending balance	$1,813	$355	$—	$75	$46	$66	$2,355

Loans:
Individually evaluated for impairment	$2,145	$—	$—	$244	$—	$59	$2,448
Collectively evaluated for impairment	29,053	26,705	35	5,554	5,164	2,122	68,633
Loans under ASC 310-30	15,276	72,229	—	465	9,480	213	97,663
Ending balance	$46,474	$98,934	$35	$6,263	$14,644	$2,394	$168,744

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Loans and Allowances for Loan Losses (Continued)

Impaired loans: The following is a summary of the investment in impaired loans, excluding loans under ASC 310-30, the related allowance for loan losses, income recognized thereon and information pertaining to nonaccrual and past due loans as(dollars in thousands):

	March 31, 2012
Investment in impaired loans	(unaudited)	December 31, 2011

Recorded investment in impaired loans with no allocated reserves	$1,099	$1,240
Recorded investment in impaired loans with allocated reserves	1,497	1,208
Total impaired loans	$2,595	$2,448

Related allowance for loan losses on impaired loans	$679	$627

Average recorded investment in impaired loans	$2,469	$1,968

Total loans on nonaccrual	$2,273	$2,448

Total loans past 90 days or more and still accruing interest	$—	$21

The following table presents additional details of impaired loans, segregated by class of loan excluding loans under ASC 310-30. The unpaid principal balance represents the recorded balance prior to any partial charge-offs. The recorded investment represents customer balances net of any partial charge-offs recognized on the loans. The interest income recognized column represents all interest income reported either on a cash or accrual basis after the loan became impaired. The cash basis income column represents only the interest income recognized on a cash basis after the loan was classified as impaired.

						Cash Basis
	Unpaid		Allowance for	Average	Interest	Interest
	Principal	Recorded	Loan Losses	Recorded	Income	Income
March 31, 2012 (unaudited)	Balance	Investment	Allocated	Investment	Recognized	Recognized
With no related allowance recorded:
Commercial and industrial	$886	$886	$—	$807	$—	$—
Commercial real estate	—	—	—	—	—	—
Construction real estate	—	—	—	—	—	—
Residential 1-4 family real estate	212	212	—	230	—	—
Residential multifamily real estate	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

With an allowance recorded:
Commercial and industrial	1,184	1,184	641	1,215	—	—
Commercial real estate	293	293	38	197
Construction real estate	—	—	—	—	—	—
Residential 1-4 family real estate	—	—	—	—	—	—
Residential multifamily real estate	—	—	—	—	—	—
Consumer	19	19	0	20	—	—
Total	$2,595	$2,595	$679	$2,469	$—	$—

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Loans and Allowances for Loan Losses (Continued)

						Cash Basis
	Unpaid		Allowance for	Average	Interest	Interest
	Principal	Recorded	Loan Losses	Recorded	Income	Income
December 31, 2011	Balance	Investment	Allocated	Investment	Recognized	Recognized
With no related allowance recorded:
Commercial and industrial	$937	$937	$—	$536	$—	$—
Commercial real estate	—	—	—	—	—	—
Construction real estate	—	—	—	—	—	—
Residential 1-4 family real estate	244	244	—	145	—	—
Residential multifamily real estate	—	—	—	—	—	—
Consumer	59	59	—	59	—	—

With an allowance recorded:
Commercial and industrial	1,208	1,208	627	1,228	—	—
Commercial real estate
Construction real estate	—	—	—	—	—	—
Residential 1-4 family real estate	—	—	—	—	—	—
Residential multifamily real estate	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Total	$2,448	$2,448	$627	$1,968	$—	$—

As of March 31, 2012 and December 31, 2011, the Company’s impaired loans include a combination of real estate-secured and commercial and industrial loans. If real estate values continue to decline, and as updated appraisals are received, the Company may have to increase its allowance for loan losses appropriately.

As of March 31, 2012 and December 31, 2011, the Company was not committed to lend additional funds on these impaired loans.

The following table presents the contractual aging of the recorded investment in past due loans by class of loans as of March 31, 2012 and December 31, 2011 (dollars in thousands):

				Loans Past		90 days or
		30-59 Days	60-89 Days	Due 90 days		More Past Due
March 31, 2012 (unaudited)	Current	Past Due	Past Due	or More	Total	and accruing

Commercial and industrial	$42,597	$117	$—	$3,637	$46,351	$—
Commercial real estate	92,324	847	—	4,580	97,751	—
Construction real estate	36	—	—	—	36	—
Residential 1-4 family real estate	5,868	—	—	240	6,108	—
Residential multifamily real estate	14,587	—	—	—	14,587	—
Consumer	2,328	—	—	59	2,387	—
Total	$157,740	$964	$—	$8,516	$167,220	$—

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Loans and Allowances for Loan Losses (Continued)

				Loans Past		90 days or
		30-59 Days	60-89 Days	Due 90 days		More Past Due
December 31, 2011	Current	Past Due	Past Due	or More	Total	and accruing

Commercial and industrial	$42,281	$818	$7	$3,368	$46,474	$—
Commercial real estate	95,525	261	—	3,148	98,934	—
Construction real estate	35	—	—	—	35	—
Residential 1-4 family real estate	5,968	—	30	265	6,263	21
Residential multifamily real estate	14,644	—	—	—	14,644	—
Consumer	2,286	49	—	59	2,394	—
Total	$160,739	$1,128	$37	$6,840	$168,744	$21

The following table presents the recorded investment in nonaccrual loans by class of loans as of March 31, 2012 and December 31, 2011 (dollars in thousands):

	March 31, 2012
	(unaudited)	December 31, 2011

Commercial and industrial	$2,043	$2,145
Commercial real estate	—	—
Construction real estate	—	—
Residential 1-4 family real estate	192	244
Residential multifamily real estate	—	—
Consumer	38	59
Total	$2,273	$2,448

As part of the on-going monitoring of the credit quality of the Company’s loan portfolio, management categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt and comply with various terms of their loan agreements. The Company considers current financial information, historical payment experience, credit documentation, public information and current economic trends. Generally, all sizeable credits receive a financial review no less than annually to monitor and adjust, if necessary, the credit’s risk profile. Credits classified as watch generally receive a review more frequently than annually. For special mention, substandard, and doubtful credit classifications, the frequency of review is increased to no less than quarterly in order to determine potential impact on credit loss estimates.

The Company categorizes loans into the following risk categories based on relevant information about the ability of borrowers to service their debt:

Pass: A pass asset is well protected by the current worth and paying capacity of the obligator (or guarantors, if any) or by the fair value, less cost to acquire and sell, of any underlying collateral in a timely manner. Pass assets also include certain assets considered watch, which are still protected by the worth and paying capacity of the borrower but deserve closer attention and a higher level of credit monitoring.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Loans and Allowances for Loan Losses (Continued)

Special mention: A special mention asset has potential weaknesses that deserve management’s close attention. The asset may also be subject to a weak or speculative market or to economic conditions, which may, in the future adversely affect the obligator. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the Company’s credit position at some future date. Special mention assets are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

Substandard: A substandard asset is an asset with a well-defined weakness that jeopardizes repayment, in whole or in part, of the debt. These credits are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged. These assets are characterized by the distinct possibility that the institution will sustain some loss of principal and/or interest if the deficiencies are not corrected. It is not necessary for a loan to have an identifiable loss potential in order to receive this rating.

Doubtful: An asset that has all the weaknesses inherent in the substandard classification, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable. The possibility of loss is extremely likely, but it is not identified at this point due to pending factors.

Loss: An asset, or portion thereof, classified as loss is considered uncollectible and of such little value that its continuance on the Company’s books as an asset is not warranted. This classification does not necessarily mean that an asset has no recovery or salvage value; but rather, there is much doubt about whether, how much, or when the recovery would occur. As such, it is not practical or desirable to defer the write-off. Therefore, there is no balance to report at March 31, 2012 and December 31, 2011.

The following tables present the risk category of loans evaluated by internal asset classification based on the most recent analysis performed and the contractual aging (dollars in thousands):

		Special
March 31, 2012 (unaudited)	Pass	Mention	Substandard	Doubtful	Loss	Total

Commercial and industrial	$35,741	$4,941	$3,369	$2,300	$—	$46,351
Commercial real estate	87,621	744	9,386	—	—	97,751
Construction real estate	36	—	—	—	—	36
Residential real estate	5,615	253	240	—	—	6,108
Residential multifamily real estate	13,975	612	—	—	—	14,587
Consumer	1,164	1,204	19	—	—	2,387
Total	$144,152	$7,754	$13,014	$2,300	$—	$167,220

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Loans and Allowances for Loan Losses (Continued)

		Special
December 31, 2011	Pass	Mention	Substandard	Doubtful	Loss	Total

Commercial and industrial	$38,258	$2,423	$3,410	$2,383	$—	$46,474
Commercial real estate	89,459	2,500	6,975	—	—	98,934
Construction real estate	35	—	—	—	—	35
Residential real estate	5,736	283	244	—	—	6,263
Residential multifamily real estate	13,799	845	—	—	—	14,644
Consumer	2,372	22	—	—	—	2,394
Total	$149,659	$6,073	$10,629	$2,383	$—	$168,744

The following tables present troubled debt restructurings and the financial effects of troubled debt restructurings (dollars in thousands):

		Pre-Modification	Post-Modification
		Outstanding	Outstanding		Lost
	Number of	Recorded	Recorded	Foregone	Interest
March 31, 2012 (unaudited)	Contracts	Investment	Investment	Principal	Income

Commercial and industrial	5	$2,549	$2,183	$—	$—
Commercial real estate	—	—	—	—	—
Construction real estate	—	—	—	—	—
Residential real estate	2	270	270	—	—
Residential multifamily real estate	—	—	—	—	—
Consumer	1	19	19	—	—
	8	$2,838	$2,472	$—	—

		Pre-Modification	Post-Modification
		Outstanding	Outstanding		Lost
	Number of	Recorded	Recorded	Foregone	Interest
December 31, 2011	Contracts	Investment	Investment	Principal	Income

Commercial and industrial	5	$2,549	$2,141	$—	$19
Commercial real estate	—	—	—	—	—
Construction real estate	—	—	—	—	—
Residential real estate	1	250	250	—	—
Residential multifamily real estate	—	—	—	—	—
Consumer	—	—	—	—	—
	6	$2,799	$2,391	$—	19

There was no principal forgiven on troubled debt restructurings during the three months ended March 31, 2012 or 2011. There were no troubled debt restructuring re-defaults that occurred in the three months ended March 31, 2012 or 2011. There were no commitments to lend additional funds to borrowers whose terms have been modified in troubled debt restructurings as of March 31, 2012 or December 31, 2011.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 4. Borrowing Arrangements

The Company has financing availability with the FHLB secured by certain of its loans.  In addition, the Company has pledged investment securities with market values of approximately $172 thousand as collateral for potential borrowings with the FHLB. As of March 31, 2012, this line had total financing availability of approximately $38 million, of which none is outstanding at March 31, 2012 and December 31, 2011. Interest rates are determined at the time of each borrowing.

As of March 31, 2012, the Company had no overnight borrowing availability in its borrowing facility with the Federal Reserve Bank. The Company had no outstanding borrowings on this facility as of March 31, 2012 and December 31, 2011. The Company also has a $3 million line of credit from its correspondent bank upon receipt of acceptable collateral.

In connection with the business combination, Carpenter Community Bancfunds and certain former shareholders of Professional Business Bank each originally contributed $6,000,000 notes payable to CGB Asset Management, Inc., of which the entire amount was outstanding at December 31, 2010. The borrowings required mandatory quarterly principal payments due within 15 days of each quarter end and accrued interest at 10 percent per annum. As a condition of the merger, the Company was informed by its regulator that the notes would be required to be converted to preferred stock that would qualify as Tier 1 capital under the regulations and policies of the Federal Reserve Board within 60 days of the close of the merger. The Company converted the notes to preferred stock within the required time period. On March 31, 2011, the Preferred Stock was transferred to the Carpenter Community Bancfunds.

Note 5. Related-Party Transactions

There were no loans outstanding to directors, officers or their related interests as of March 31, 2012 or December 31, 2011.

Note 6. Commitments and Contingencies

Financial instruments with off-balance-sheet risk: In the ordinary course of business, the Company enters into financial commitments to meet the financing needs of its customers. These financial commitments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk not recognized in the Company’s financial statements.

The Company’s exposure to loan loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

As of March 31, 2012, the Company had the following outstanding financial commitments whose contractual amount represents credit risk (dollars in thousands):

(unaudited)

Commitments to extend credit	$23,757
Standby letters of credit	694
$24,451

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 6. Commitments and Contingencies (Continued)

being drawn upon, the total amounts do not necessarily represent future cash requirements. The Company evaluates each client’s creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company is based on management’s credit evaluation of the customer. The majority of the Company’s commitments to extend credit and standby letters of credit are secured by real estate.

Contingencies: In the ordinary course of business, the Company is involved in various litigation. In the opinion of management, based upon the advice of the Company’s legal counsel, the disposition of such litigation will not have a material effect on the Company’s consolidated financial statements.

Note 7. Stock Option Plan and Restricted Share Grants

The Company recognized stock-based compensation expense related to stock options of $9 thousand and $12 thousand for the three months ended March 31, 2012 and 2011, respectively.

A summary of the status of the Company’s stock option plan as of March 31, 2012 and changes during the three months then ended is presented below:

			Weighted-
		Weighted-	Average
		Average	Remaining
		Exercise	Contractual
(unaudited)	Shares	Price	Term

Outstanding at beginning of period	108,159	$10.00
Granted	—
Exercised	—
Forfeited or expired	—	10.00
Outstanding at end of period	108,159

Options exercisable	88,475	10.00	7.00

Vested and expected to vest	108,159	10.00	7.00

As of March 31, 2012, there was $63 thousand of total unrecognized compensation cost related to the outstanding stock options that will be recognized over a weighted-average period of 2 years.

In 2011, the Company issued 102,758 restricted share grants to certain officers. The grants had a fair value, at grant date of $3.75 per share. 52,658 of the restricted shares were issued with a five year cliff vesting, with the remaining grants vesting 20 percent at each anniversary of issuance. Twenty percent of these remaining grants vested during the three months ended March 31, 2012. The Company recorded stock-based compensation costs related to restricted share grants of $25 thousand and $8 thousand during the three months ended March 31, 2012 and 2011.

There were no new grants of share-based awards during the three months ended March 31, 2012.  Awards outstanding at the time of the 2012 merger described in Note 1 have been adjusted to reflect the share-exchange ratio and exercise price as required by the terms of the merger.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8.   Fair Value Measurements

The table below represents balances of assets measured and presented in the balance sheets on a recurring basis (dollars in thousands):

Assets Measured at Fair Value on a Recurring Basis
Quoted Prices
		in Active	Significant
		Markets With	Other	Significant
		Identical	Observable	Unobservable
	Carrying	Assets	Inputs	Inputs
March 31, 2012 (unaudited)	Value	(Level 1)	(Level 2)	(Level 3)
Securities available for sale:
Mortgage-backed securities, residential	$1,783	$—	$1,783	$—

	Assets Measured at Fair Value on a Recurring Basis
		Quoted Prices
		in Active	Significant
		Markets With	Other	Significant
		Identical	Observable	Unobservable
	Carrying	Assets	Inputs	Inputs
December 31, 2011	Value	(Level 1)	(Level 2)	(Level 3)
Securities available for sale:
U.S. government agency securities	$1,518	$1,518	$—	$—
Municipal securities	5,959	—	5,473	486
Mortgage-backed securities, residential	1,983	—	1,983	—
	$9,460	$1,518	$7,456	$486

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8. Fair Value Measurements (Continued)

Investment securities: The fair values of securities available for sale may be determined by obtaining quoted prices in active markets, when available, from nationally recognized securities exchanges (Level 1 inputs). If quoted market prices are not available, the fair value is determined by a matrix pricing, which is a mathematical technique widely used in the securities industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs). Debt securities’ pricing is generally obtained from one of the matrix pricing models developed from one of the three national pricing agencies. In case where significant credit valuation adjustments are incorporated into the estimation of fair value, reported amounts are classified as Level 3 inputs.

Impaired loans: The Company does not record loans at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect partial write-downs, through charge-offs or specific reserve allowances that are based on the current appraised or market-quoted value of the underlying collateral. Fair value estimates for collateral-dependent impaired loans are obtained from real estate brokers or other third-party consultants (Level 3). The fair value of noncollateral-dependent loans is estimated using a discounted cash flow model.

Other real estate owned: The value assigned represent fair value of the properties as established by recently conducted appraisal of the property (Level 3). The carrying values represent the actual sales contracts from an all-cash purchase price from third party buyers to purchase the property.

Additional information: During 2011 the Company determined that, since there were specific trades on the exact U.S. government agency securities, such assets should be classified out of Level 2 into Level 1.

The following table presents a rollforward including additional information about the financial assets of the Company measured at fair value on a recurring basis for which the Company used significant unobservable inputs (Level 3) for the three months ended March 31, 2011. There were no transfers to Level 3 in the three months ended March 31, 2012 (dollars in thousands).

			Included in
			Other	Purchases
	Balance at	Included in	Comprehensive	Issuances,	Transfers in	Balance at
(unaudited)	January 1, 2011	Earnings	Income (Loss)	Settlements	to Level 3	March 31, 2011
Assets, measured at fair value using Level 3, March 31, 2011
Municipal securities	$—	$—	$—	$—	$486	$486
	$—	$—	$—	$—	$486	$486

This 2011 transfer occurred because the Company determined that, based on the limitation on the observability of significant inputs into the valuation of certain municipal securities, such assets should be classified as a Level 3 input.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8. Fair Value Measurements (Continued)

The following is a description of valuation methodologies used for financial assets recorded at fair value on a nonrecurring basis (dollars in thousands):

	Assets Measured at Fair Value on a Nonrecurring Basis
		Quoted Prices
		in Active	Significant
		Markets With	Other	Significant
		Identical	Observable	Unobservable
	Carrying	Assets	Inputs	Inputs
March 31, 2012 (unaudited)	Value	(Level 1)	(Level 2)	(Level 3)
Collateral-dependent impaired loans	$505	$—	$—	$505

Other real estate owned	$3,581	$—	$—	$3,581
Cash flow-dependent impaired loans	$2,090	$—	$—	$2,090

Assets Measured at Fair Value on a Nonrecurring Basis
Quoted Prices
		in Active	Significant
		Markets With	Other	Significant
		Identical	Observable	Unobservable
	Carrying	Assets	Inputs	Inputs
December 31, 2011	Value	(Level 1)	(Level 2)	(Level 3)
Collateral-dependent impaired loans	$2,448	$—	$—	$2,448

Fair value of financial instruments: The following disclosure of the carrying amount and estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, as codified in ASC 825-10, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to develop the estimates of fair value. Accordingly, the estimates presented below are not necessarily indicative of the amounts the Company could have realized in a current market exchange as of March 31, 2012 or December 31, 2011. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8. Fair Value Measurements (Continued)

The table below presents the carrying amounts and estimated fair values of financial instruments at (dollars in thousands):

	March 31, 2012
	(unaudited)		December 31, 2011
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value
Financial assets:
Cash and due from banks	$6,328	$6,328	$6,779	$6,779
Interest-earning deposits in other financial institutions	43,655	43,655	42,708	42,708
Investment securities	1,783	1,783	9,460	9,460
Loans, net	165,290	162,517	166,381	165,755
FHLB stock and other bank stock	1,894	1,894	1,986	1,986
Accrued interest receivable	547	547	675	669

Financial liabilities:
Noninterest-bearing demand	72,871	72,871	70,188	70,188
Savings, NOW and money market	67,805	67,805	73,158	73,158
Time deposit accounts	52,055	52,280	57,806	58,200
Accrued interest payable	49	49	61	61

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and due from banks, interest-earning deposits in other banks and federal funds sold approximate their fair value.

Loans: For variable-rate loans that reprice frequently and have experienced no significant change in credit risk, fair value is based on carrying value. Fair value for all other loans is estimated based on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality and for the same remaining maturities. Prepayments prior to the repricing date are not expected to be significant. Loans are expected to be held to maturity and any unrealized gains or losses are not expected to be realized.

FHLB stock and other bank stock: The carrying amounts reported in the balance sheets for the Company’s investment in FHLB and other bank nonmarketable common stock approximates fair value.

Deposit liabilities: Fair value disclosed for demand deposits, including savings, NOW and money market accounts, equals their carrying amounts, which represent the amount payable on demand. The carrying amounts for variable-rate money market accounts and certificates of deposit approximate their fair value at the reporting date.

The fair value for fixed-rate certificates of deposit which have a remaining maturity of less than 12 months approximates their fair value. For the fixed-rate certificates greater than 12 months, the fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits. Early withdrawal of fixed-rate certificates of deposit is not expected to be significant.

CGB Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8. Fair Value Measurements (Continued)

Accrued interest receivable and payable: The fair values of accrued interest receivable and payable approximate their carrying amounts.

Fair value of commitments: The estimated fair value of fee income on letters of credit at March 31, 2012 and December 31, 2011 is insignificant. Loan commitments on which the committed interest rate is less than the current market rate are also insignificant at March 31, 2012 and December 31, 2011.

Interest rate risk: The Company assumes interest rate risk as a result of its normal customer business activity. The fair value of the Company’s financial instruments will change with movements in interest rate levels, spreads between interest rate indices, or implied future interest rate volatility. These changes may be either favorable or unfavorable to the Company. Management attempts to match interest rate repricing maturities of assets and liabilities to contain its adverse exposure within limits specified in its Interest Rate Risk Management policy. To the extent that customer business creates an excessive adverse risk exposure, management will moderate that risk by adjusting the tenor of fixed income investments and/or wholesale financings. Management measures interest rate risk in terms of predicted changes in forecasted net interest income and the estimated fair value of assets and liabilities should the yield curve shift above or below its current level.